IDENTIVE PROMOTES JASON HART TO CEO

SANTA ANA, Calif. and ISMANING, Germany, September 3, 2013 – Identive Group, Inc. (NASDAQ: INVE) (Frankfurt: INV), a provider of solutions and services for the identification, security and RFID industries, announced that its board of directors has appointed Jason Hart as chief executive officer and director, effective immediately. Hart replaces Ayman S. Ashour, who has resigned his executive role but will remain on the board of directors as non-executive chairman. Hart previously served as executive vice president of Identive’s Identity Management and Cloud Solutions division.

“There is a major shift occurring in both information and access technology as companies, governments and individuals embrace powerful, flexible new approaches such as cloud services and mobile access,” said Hart. “We intend to focus Identive’s core products and technologies to drive a leadership position in these expanding markets. In particular, we see a significant opportunity to provide our customers with a clear pathway to Identity-as-a-Service and secure authentication on mobile devices using NFC technology. In the coming months we expect to share more details of plans to simplify our operations and strengthen our go-to-market capabilities. On a personal note, I would like to thank Ayman for his vision, leadership and service in putting together the strong technology foundation to support our market strategy.”

“Jason is an experienced leader with the skill and acumen to accelerate Identive’s focus towards the cloud and mobility era,” said Ayman S. Ashour, Chairman of the Identive Board. “His ability to deliver innovative technology solutions and profitable growth is key to the company’s success going forward.”

Jason Hart Biography

Hart, 42, is a 25-year veteran of the technology industry with a substantial track record of innovation and success, including more than 20 years leading security companies. Hart joined Identive in 2011 following the acquisition of idOnDemand, a company he co-founded that pioneered the delivery of smart card-based identity solutions via a cloud service. Prior to idOnDemand, he served as CEO and director of ActivIdentity, a publicly-traded provider of identity assurance and strong authentication solutions. Hart joined Actividentity in 2005 through the acquisition of Protocom Development Systems, Inc., an identity management software security business that he founded and led as CEO. Additionally, Hart was the 2002 Ernst and Young, Australian Young Entrepreneur and holds multiple U.S. and international patents.

About Identive

Identive Group, Inc. (NASDAQ: INVE); (Frankfurt: INV) provides solutions that address the markets for identity management, physical and logical access control, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. For more information visit www.identive-group.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” intends, “expects,” and similar references to the future. Examples of such statements include our intention to focus our business around core products and technologies, our aim to drive leadership in the cloud services and mobile access markets, and our expectation that Jason Hart’s leadership will enable us to accomplish these goals. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. . For a discussion of further Page 2 of 3 risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission.

Note: Identive and the Identive logo are trademarks of Identive Group, Inc., registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

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Contacts:

Identive:

Darby Dye, +1 949 553 4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595 5195, lstreibel@identive-group.com LHA: Kirsten Chapman and Becky Herrick, +1 415 433 3777, identive@lhai.com